Duolingo Reports 62% DAU Growth; Record Bookings and Revenue
in Fourth Quarter and Full Year 2022

Pittsburgh, PA – February 28, 2023 – Duolingo, Inc. (NASDAQ: DUOL), the world’s leading mobile learning platform, announced results for the fourth quarter and full year ended December 31, 2022 in a shareholder letter that is posted at investors.duolingo.com.

“Our 2022 results were extraordinary, even relative to the lofty expectations we had for ourselves, with revenue growing by 47%, and cash from operations increasing by over $44 million from last year,” said Luis von Ahn, Co-Founder and CEO of Duolingo. “We enter 2023 in a great position to continue our momentum. The infrastructure we've built has driven our innovation and operating efficiency, and is poised to help us deliver higher incremental profits this year and beyond.”

“And we are excited to announce the launch of Duolingo Max, a higher tier subscription that harnesses the power of generative AI. Duolingo Max will give our subscribers an even more engaging way to learn by chatting with Duolingo characters and receiving personalized explanations of their mistakes.”

Fourth Quarter 2022 Highlights

•Total bookings were $126.4 million, an increase of 39% from the prior year quarter;
•Subscription bookings were $100.3 million, an increase of 44% from the prior year quarter;
•Paid Subscribers totaled 4.2 million at quarter end, an increase of 67% from the prior year quarter;
•Monthly active users (MAUs) grew 43% to 60.7 million from the prior year quarter and Daily active users (DAUs) grew 62% to 16.3 million from the prior year quarter;
•Total revenues were $103.8 million, an increase of 42% from the prior year quarter;
•Net loss totaled $13.9 million, compared to a net loss of $17.5 million in the prior year quarter;
•Adjusted EBITDA was $5.2 million, compared to an Adjusted EBITDA of $0.3 million in the prior year quarter.

Full Year 2022 Highlights

•Total bookings were $428.6 million, an increase of 46% from the prior year;
•Subscription bookings were $331.8 million, an increase of 48% from the prior year;
•Total revenues were $369.5 million, an increase of 47% from the prior year;
•Net loss totaled $59.6 million, compared to a net loss of $60.1 million in the prior year;
•Adjusted EBITDA was $15.5 million, compared to an Adjusted EBITDA loss of $1.1 million in the prior year.

Financial and Key Operating Metrics

The following table summarizes our financial and operating highlights for the quarters and full years ended December 31, 2022 and 2021.

	Three Months Ended December 31,
(In millions)	2022	2021	% Change
Operating Metrics
Monthly active users (MAUs)	60.7	42.4	43%
Daily active users (DAUs)	16.3	10.1	62%
Paid subscribers (at period end)	4.2	2.5	67%

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2022	2021	% Change	2022	2021	% Change
Operating Metrics
Subscription bookings	$100,283	$69,752	44%	$331,803	$224,520	48%
Total bookings	$126,388	$90,821	39%	$428,647	$294,247	46%

Financial Measures
Total revenues (GAAP)	$103,824	$73,014	42%	$369,495	$250,772	47%
Net loss (GAAP)	$(13,930)	$(17,517)	nm	$(59,574)	$(60,135)	nm
Adjusted EBITDA (Non-GAAP)	$5,183	$329	nm	$15,457	$(1,066)	nm

The following table provides revenues by product type:

	Three Months Ended December 31,				Year Ended December 31,
(in thousands)	2022	2021	Change	% Change	2022	2021	Change	% Change
Subscription	$78,131	$51,111	$27,020	53%	$273,507	$180,698	$92,809	51%
Advertising	11,146	11,141	5	—%	44,731	38,501	6,230	16%
Duolingo English Test	8,410	8,095	315	4%	32,718	24,658	8,060	33%
Other *	6,137	2,667	3,470	130%	18,539	6,915	11,624	168%
Total revenues	$103,824	$73,014	$30,810	42%	$369,495	$250,772	$118,723	47%
* Other primarily includes in-app sales of virtual goods

Financial Outlook

Duolingo is providing the following guidance for the fourth quarter and the full year ending December 31, 2023:

	First Quarter 2023		Full Year 2023
(in millions)	Low	High	Low	High

Total Bookings	$127.5	$130.5	$530.0	$542.0
Revenues	$111.0	$114.0	$486.0	$498.0
Adjusted EBITDA	$10.0	$11.4	$48.6	$59.8
Adjusted EBITDA Margin	9.0%	10.0%	10.0%	12.0%

With regards to the Non-GAAP Adjusted EBITDA and Adjusted EBITDA margin outlook provided above, a reconciliation to GAAP net loss, the most directly comparable financial measure presented in accordance with GAAP, has not been provided as the quantification of certain items included in the calculation of GAAP net loss cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expenses related to equity awards requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Dilutive Securities

Duolingo has various dilutive securities. The table below details these securities (shares in millions; rounding differences may occur):

(in millions)	Price as of December 31, 2022	Weighted- average exercise price	Shares
Share price	$71.13
Common stock outstanding as of December 31, 2022			40.4
Founder awards (1)			1.8
Stock options outstanding (2)		$14.04	3.5
RSUs outstanding (3)			2.2
Total estimated diluted shares outstanding			47.9
________________
(1)Includes 1.6 million shares where performance performance criteria has not been satisfied.
(2)The Company has 4.4 million options outstanding as of December 31, 2022. The estimated dilutive effect is calculated as the number of shares expected to be issued upon vesting or exercise, adjusted for the strike price proceeds that are received by the Company and assumed to be used to repurchase shares of Duolingo common stock.
(3)Includes 0.2 million RSUs which were granted after December 31, 2022 but before the date of this press release.

Video Webcast
Duolingo will host a video webcast to discuss its quarterly results today, February 28, 2023 at 5:30 p.m. ET. This live webcast and related materials will be publicly available and can be accessed at investors.duolingo.com. A replay will be available on the Investor Relations section of our website two hours following completion of the call and will remain available for a period of one year.

About Duolingo

Duolingo is the leading mobile learning platform globally. Its flagship app has organically become the world's most popular way to learn languages and the top-grossing app in the Education category on both Google Play and the Apple App Store. With technology at the core of everything it does, Duolingo has consistently invested to provide learners a fun, engaging, and effective learning experience while remaining committed to its mission to develop the best education in the world and make it universally available.

Definitions

Subscription Bookings and Total Bookings. Subscription bookings represent the amounts we receive from a purchase of a subscription to Super Duolingo. Total bookings represent the amounts we receive from a purchase of a subscription to Super Duolingo, a purchase of a Duolingo English Test, an in-app purchase for a virtual good, and from advertising networks for advertisements served to our users. We believe bookings provide an indication of trends in our operating results, including cash flows, that are not necessarily reflected in our revenues because we recognize subscription revenues ratably over the lifetime of a subscription, which is generally from one to twelve months.

Monthly Active Users (MAUs). MAUs are defined as unique Duolingo users who engage with our mobile language learning application or the language learning section of our website each month. MAUs are reported for a measurement period by taking the average of the MAUs for each calendar month in that measurement period. MAUs are a measure of the size of our global active user community on Duolingo.

Daily Active Users (DAUs). DAUs are defined as unique Duolingo users who engage with our mobile language learning application or the language learning section of our website each calendar day. DAUs are reported for a measurement period by taking the average of the DAUs for each day in that measurement period. DAUs are a measure of the consistent engagement of our global user community on Duolingo.

Throughout this press release, the measurement period for MAUs and DAUs is the three months ended December 31, 2022 and the same period in the prior year where applicable, and the analysis of results is based on those periods.

Paid Subscribers. Paid subscribers are defined as users who pay for access to Super Duolingo, including subscribers who pay for a family plan, and had an active subscription as of the end of the measurement period. Each unique user account is treated as a single paid subscriber regardless of whether such user purchases multiple subscriptions, and the count of paid subscribers does not include users who are currently on a free trial or who are non-paying members of a family plan.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release, including without limitation, statements regarding our business model and strategic plans, including the anticipated release of new products, and our financial outlook are forward-looking statements. Without limiting the generality of the foregoing, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,”

“could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are neither promises nor guarantees, but involve a number of known and unknown risks, uncertainties and assumptions that may cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to: our ability to retain and grow our users and sustain their engagement with our products; competition in the online language learning industry; our limited operating history; our ability to achieve profitability; our ability to manage our growth and operate at such scale; the success of our investments; our reliance on third-party platforms to store and distribute our products and collect revenue; our reliance on third-party hosting and cloud computing providers; our ability to compete for advertisements; acceptance by educational organizations of technology-based education; our ability to access, collect, and use personal data about our users and payers, and to comply with applicable data privacy laws; potential intellectual property-related litigation and proceedings; our ability adequately obtain, protect and maintain our intellectual property rights; and the other important factors more fully detailed under the caption "Risk Factors" in our Quarterly report on Form 10-Q for the quarterly period ended September 30, 2022, as any such factors may be updated from time to time, including without limitation our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at investors.duolingo.com. All forward-looking statements speak only as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Limitation of Key Operating Metrics and Other Data
We manage our business by tracking several operating metrics, including MAUs, DAUs, paid subscribers, and bookings. While these metrics are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring how our platform is used. These metrics are determined by using internal data gathered on an analytics platform that we developed and operate and have not been validated by an independent third party. This platform tracks user account and session activity. If we fail to maintain an effective analytics platform, our metrics calculations may be inaccurate. Because we update the methodologies we employ to create metrics, our operating metrics may not be comparable to those in prior periods. Other companies, including companies in our industry, may calculate these metrics differently.

Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include Adjusted EBITDA and Adjusted EBITDA margin. Please refer to the definitions and reconciliation at the end of this press release. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that these non-GAAP measures provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Website Information
We routinely post important information for investors on the Investor Relations section of our website, investors.duolingo.com and also from time to time may use social media channels, including our Twitter account (twitter.com/duolingo) and our LinkedIn account (linkedin.com/company/duolingo/), as an additional means of disclosing public information to investors, the media and others interested in us. It is possible that certain information we post on our website and on social media could be deemed to be material information, and we encourage investors, the media and others interested in us to review the business and financial information we post on our website and on the social media channels identified above, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website and our social media channels is not incorporated by reference into, and is not a part of, this document.

DUOLINGO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$608,180	$553,922
Accounts receivable	46,728	33,163
Deferred cost of revenues	35,041	24,219
Prepaid expenses and other current assets	7,234	7,967
Noncurrent assets	50,164	42,040
Total assets	$747,347	$661,311

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,177	$7,818
Deferred revenues	157,550	98,267
Other current liabilities	23,039	13,046
Long-term obligation under operating leases	23,503	29,124
Total liabilities	205,269	148,255
Total stockholders’ equity	542,078	513,056
Total liabilities, convertible preferred stock and stockholders' equity	$747,347	$661,311

DUOLINGO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$103,824	$73,014	$369,495	$250,772
Cost of revenues	27,770	19,952	99,431	69,186
Gross profit	76,054	53,062	270,064	181,586
Operating expenses:
Research and development	44,470	30,019	150,444	103,833
Sales and marketing	19,029	14,511	66,967	59,170
General and administrative	30,707	25,947	117,848	78,590
Total operating expenses	94,206	70,477	335,259	241,593
Loss from operations	(18,152)	(17,415)	(65,195)	(60,007)
Other (expense) income, net	665	(6)	(676)	30
Loss before interest income and provision for income taxes	(17,487)	(17,421)	(65,871)	(59,977)
Interest income	4,273	12	7,235	19
Loss before provision for income taxes	(13,214)	(17,409)	(58,636)	(59,958)
Provision for income taxes	716	108	938	177
Net loss and comprehensive loss	$(13,930)	$(17,517)	$(59,574)	$(60,135)
Net loss per share attributable to Class A and Class B common stockholders, basic	$(0.35)	$(0.46)	$(1.51)	$(2.57)
Net loss per share attributable to Class A and Class B common stockholders, diluted	$(0.35)	$(0.46)	$(1.51)	$(2.57)

DUOLINGO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(59,574)	$(60,135)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,870	2,726
Stock-based compensation	73,820	40,804
Changes in assets and liabilities	34,540	25,775
Net cash provided by operating activities	53,656	9,170
Net cash used for investing activities	(14,174)	(6,206)
Net cash provided by financing activities	14,776	430,468
Net increase in cash and cash equivalents	54,258	433,432
Cash and cash equivalents - Beginning of period	553,922	120,490
Cash and cash equivalents - End of period	$608,180	$553,922

DUOLINGO, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

Adjusted EBITDA. Adjusted EBITDA is defined as net loss excluding interest (income) expense, net, income tax provision, depreciation and amortization, stock-based compensation expenses related to equity awards, IPO and public company costs and transaction costs related to an acquisition, tender offer-related costs and other expenses. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenues. These non-GAAP financial measures are used by management to evaluate the financial performance of our business and we present these non-GAAP financial measures because we believe that they are helpful in highlighting trends in our operating results and that they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The following table presents a reconciliation of our net loss, the most directly comparable financial measure presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA margin:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2022	2021	2022	2021
Net loss	$(13,930)	$(17,517)	$(59,574)	$(60,135)
Interest income	(4,273)	(12)	(7,235)	(19)
Provision for income taxes	716	108	938	177
Depreciation and amortization	1,444	757	4,870	2,726
Stock-based compensation expenses related to equity awards (1)	21,105	16,337	75,822	42,457
IPO and public company costs (2)	—	656	338	3,909
Acquisition transaction costs (3)	8	—	185	—
Acquisition earn-out costs (4)	113	—	113	—
Tender offer-related costs (5)	—	—	—	5,599
Other expenses (6)	—	—	—	4,220
Adjusted EBITDA	$5,183	$329	$15,457	$(1,066)

Revenues	$103,824	$73,014	$369,495	$250,772
Adjusted EBITDA Margin	5.0%	0.5%	4.2%	(0.4)%
________________
(1)In addition to stock-based compensation expense, this includes costs incurred related to taxes paid on equity transactions.
(2)IPO and public company costs include costs associated with IPO readiness incurred in 2021 and costs associated with the establishment of our public company structure and processes, including consultant costs, a one-time fee associated with the set-up of our initial proxy statement, and fees paid to consultants and Deloitte for work in connection with remediation of the material weakness disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(3)Represents costs incurred related to an acquisition including due diligence, valuation and integration costs, which is included within General and administrative within our Consolidated Statements of Operations and Comprehensive Loss.

(4)Represent costs incurred related to the earn-out payment on the acquisition, which is included within General and administrative within our Consolidated Statements of Operations and Comprehensive Loss.

(5)Includes costs related to our tender offer initiated in February 2021.

(6)Represents one-time cash awards to Duolingo contributors under our non-employee volunteer contributor program included within Sales and marketing expenses within our Consolidated Statements of Operations and Comprehensive Loss.

Contacts

Investor Relations:
Deborah Belevan, VP of Investor Relations
IR@duolingo.com

Press:
Sam Dalsimer, Global Head of Communications
press@duolingo.com